Exhibit d.(i).a

Schedule A

List of Portfolios

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC and Hartford Funds Exchange-Traded Trust, dated March 8, 2017, is effective as of September 21, 2018.

HARTFORD FUNDS EXCHANGE-TRADED TRUST ON BEHALF OF:

Hartford Municipal Opportunities ETF

Hartford Schroders Tax-Aware Bond ETF

Hartford Total Return Bond ETF

Hartford Short Duration ETF

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC and Hartford Funds Exchange-Traded Trust, dated March 8, 2017, is effective as of September 21, 2018.

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

HARTFORD FUNDS EXCHANGE-TRADED TRUST ON BEHALF OF:

Hartford Municipal Opportunities ETF

Annual Fee Rate

0.2900%

Hartford Schroders Tax-Aware Bond ETF

Annual Fee Rate

0.3900%

Hartford Total Return Bond ETF

Annual Fee Rate

0.2900%

Hartford Short Duration ETF

Annual Fee Rate

0.2900%

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